UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 22, 2004


Commission   Registrant, State of Incorporation,            I.R.S. Employer
File Number  Address and Telephone Number                   Identification No.
-----------  ---------------------------------------------------------------

1-8809       SCANA Corporation                                       57-0784499
             (a South Carolina corporation)
             1426 Main Street, Columbia, South Carolina  29201
             (803) 217-9000

1-3375       South Carolina Electric & Gas Company                   57-0248695
             (a South Carolina corporation)
             1426 Main Street, Columbia, South Carolina  29201
             (803) 217-9000

1-11429      Public Service Company of North Carolina, Incorporated   56-2128483
             (a South Carolina corporation)
             1426 Main Street, Columbia, South Carolina  29201
             (803) 217-9000


                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ / Written communications pursuant to Rule 425 under the Securities Act (17 SFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


This combined Form 8-K is separately furnished by SCANA Corporation, South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated. Information contained herein relating to any individual company is furnished by such company on its own behalf. Each company makes no representation as to information relating to other companies.



Item 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

              On October 22, 2004, SCANA Corporation (the Company) issued the press release attached hereto as Exhibit 99.1. The press release discloses a non-GAAP measure, GAAP-adjusted net earnings from operations, which excludes from net income the effects of sales of, and impairment charges related to, certain investments and the effects of a charge related to pending litigation. Management believes that GAAP-adjusted net earnings from operations provides a meaningful representation of the Company's fundamental earnings power and can aid in analysis of period-over-period financial performance.


Item 8.01     OTHER EVENTS

         As previously disclosed by SCANA, in 1999 Heritage Propane, LLP, an unsuccessful bidder for the purchase of SCANA's non-regulated propane gas assets, filed suit against the Company in South Carolina Circuit Court. In this suit, Heritage alleged the existence of a contract for the sale of assets to it and various causes of action associated with that contract, and sought actual and punitive damages. In this matter Heritage was a bidder for SCANA's propane properties but was outbid by Suburban Propane LP during negotiations in September of 1999. As reported in the Company's 1999 Form 10-K filed with the Securities and Exchange Commission, Suburban Propane purchased SCANA's propane assets for $94.5 million, which resulted in a one-time, after-tax gain for SCANA of $29.9 million, or 29 cents per share.

         On October 20, 2004, testimony from all parties was concluded in South Carolina Circuit Court and the case was sent to the jury. On October 21, 2004, the jury issued its verdict on this matter against the Company for four causes of action for damages totaling $48 million. The judge granted all parties 10 days to file post-verdict motions, and the Company believes that a final judgment is likely from the Court within 30 days. It is our interpretation that the damages awarded with respect to certain causes of action are overlapping. Therefore, it is our belief that a reasonably possible estimate of the total damages based on the amounts awarded by the jury will be in the range of $18 - $36 million. However, the Company believes that the verdict was inconsistent with the facts presented and applicable law and intends to appeal any adverse judgment by the Circuit Court.

         Based on the current status of this matter, and in accordance with GAAP, we have recorded a pre-tax charge to earnings in the third quarter of 2004 of $18 million, $11 million after-tax, or 10 cents per share, which is our reasonable estimate of the loss that is probable if the final judgment is consistent with the jury verdict.

        This Item 8.01 includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Although SCANA Corporation believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements due to the uncertainties inherent in any litigation. The Company disclaims any obligation to update any such forward-looking statements.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

              (c) Exhibits

              Exhibit 99.1  Press release dated October 22, 2004









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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.



                                        SCANA Corporation
                                South Carolina Electric & Gas Company
                        Public Service Company of North Carolina, Incorporated
                                           (Registrants)





October 22, 2004              By:    s/James E. Swan, IV
                                     -----------------------------------------
                                     James E. Swan, IV
                                   Controller

                                  EXHIBIT INDEX



Number


99.1     Press release dated October 22, 2004.